EXHIBIT  99.3

CERTIFICATION  PURSUANT  TO
18  U.S.C.  SECTION  1350,
AS  ADOPTED  PURSUANT  TO
SECTION  906  OF  THE  SARBANES-OXLEY  ACT  OF  2002

In connection with the Quarterly Report on Form 10-Q of PW Preferred Yield Fund II, L.P. (the "Partnership") for the period ended June 30, 2002 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), and pursuant to 18 U.S.C. 1350, as adopted pursuant to 906 of the Sarbanes-Oxley Act of 2002, I, Gary D. Engle, President and Director of AFG Leasing VII
Incorporated, the sole General Partner of Pembroke Financial Limited Partnership, general partner of the Partnership, hereby certify that:

1. The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2. The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Partnership.


       By:     Pembroke  Financial  Limited  Partnership
               Managing  General  Partner

       By:     AFG  Leasing  VII  Incorporated

       By:     /s/  Gary  D.  Engle
               Gary  D.  Engle
               President  and  Director  of  AFG  Leasing  VII
               Incorporated,  the  sole  General  Partner  of
               Pembroke  Financial  Limited  Partnership

Date:  August  14,  2002